UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2017

Date of Report

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

(239) 542-0643

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 13, 2017, the Audit Committee of the Board of Directors of Legacy Education Alliance, Inc. (the “Company”) concluded, after consulting with management and discussions with its independent public accounting firm, MaloneBailey, LLP (“Malone”), that the Company’s unaudited financial statements for the quarter ended March 31, 2017 and June 30, 2017 should no longer be relied upon because of certain overstatements and understatements.

The Company’s previously reported results for the quarter ended March 31, 2017 erroneously overstated Revenue, understated Direct Course Expense, Total Operating Costs and Expenses, overstated Income From Operations, Income Before Income Taxes, Net Income, Basic and Diluted Earnings Per Share, on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) and Deferred Course Expenses, Total Current Assets, Total Assets, understated Deferred Revenue (current portion), Total Current Liabilities, and Total Liabilities on the Condensed Consolidated Balance Sheets (Unaudited). The Company has made necessary conforming changes in (i) “Financial Information,” (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (iii) “Controls and Procedures,” and "Exhibits," resulting from the correction of these errors on Form 10-Q/A for this quarterly period filed on November 14, 2017.

The Company’s previously reported results for the quarter ended June 30, 2017 erroneously understated Revenue, understated Direct Course expense, Total Operating Costs and Expenses, understated Income From Operations, Income Before Income Taxes, Net Income, Basic and Diluted Earnings Per Share, on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) and overstated Deferred Course Expenses, Total Current Assets, Total Assets, Deferred Revenue (current portion), Total Current Liabilities, and Total Liabilities on the Condensed Consolidated Balance Sheets (Unaudited). The Company has made necessary conforming changes in (i) “Financial Information,” (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (iii) “Controls and Procedures,” resulting from the correction of these errors on Form 10-Q/A for this quarterly period filed on November 14, 2017.

Our principal executive and principal financial officers reevaluated the effectiveness of our disclosure controls and procedures as of March 31, 2017 and June 30, 2017, including whether the errors identified were the result of a material weakness in our internal control over financial reporting. As part of this assessment, the Company reconsidered whether our existing disclosure controls and procedures around the presentation and disclosure of the recognition of deferred revenue are effective. Based on this assessment, our Chief Executive Officer and Chief Financial Officer have concluded that due to the material weakness our disclosure controls and procedures were not effective as of March 31, 2017 and June 30, 2017.

To remediate the material weakness surrounding the presentation and disclosure of the recognition of deferred revenue, the Company has fully tested and validated that the software program used in the accounting for deferred revenue is operating effectively. In addition, the Company will be migrating to a new NetSuite Enterprise Resource Planning system, effective January 1, 2018.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with Malone and the Board of Directors has authorized and directed the Company to restate the applicable quarterly reports. The Company corrected the accounting and restated its quarterly filings on November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: November 14, 2017	By:	/s/ Anthony C. Humpage
	Name:	Anthony C. Humpage
	Title:	Chief Executive Officer

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